UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2015

Jones Energy, Inc.

 (Exact name of registrant as specified in its charters)

Delaware (State or other jurisdiction of incorporation or organization)	001-36006 (Commission File Number)	80-0907968 (IRS Employer Identification No.)

807 Las Cimas Parkway, Suite 350 Austin, Texas (Address of principal executive offices)	78746 (Zip Code)

Registrant’s telephone number, including area code: (512) 328-2953

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a)                            Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Report.

On February 22, 2015, the audit committee of the board of directors of Jones Energy, Inc. (“Jones” or the “Company”) and senior management of the Company concluded that the consolidated financial statements included in the Company’s Quarterly Reports on Forms 10-Q for the periods ended March 31, 2014, June 30, 2014 and September 30, 2014 (as updated by the Company’s Current Report on Form 8-K dated February 5, 2015, for the period ended September 30, 2014), should no longer be relied upon as a result of an error in the calculation of depletion, depreciation and amortization included in Jones’ consolidated financial statements.  The Company inadvertently classified capital expenditures related to nine new wells as Arkoma assets rather than Anadarko assets leading to a miscalculation of depletion rates.  This incorrect classification resulted in the understatement of depletion, depreciation and amortization expense and the overstatement of oil and gas properties in like amounts in those financial statements.  The error had no impact on cash or total cash from operations.

The impact of the restatement on the Company’s previously filed consolidated financial statements for the first three quarters of 2014 will be corrected in the Supplemental Quarterly Financial Information (unaudited) to the Consolidated Financial Statements in the Annual Report on Form 10-K for the year ended December 31, 2014, which will be filed on March 6, 2015.  The impact of the restatement will also be noted in Form 10-Q filings for 2015 and is summarized below:

•                  Increased depletion, depreciation and amortization expense, which in turn reduces operating income by an equivalent amount, by $1.9 million, $2.5 million and $2.6 million for the quarters ended March 31, 2014, June 30, 2014, and September 30, 2014, respectively;

•                  Reduced (increased) net income (loss) by $1.7 million, $2.3 million and $2.2 million for the quarters ended March 31, 2014, June 30, 2014, and September 30, 2014, respectively;

•                  Reduced (increased) net income (loss) attributable to non-controlling interests by $1.4 million, $1.9 million and $1.8 million for the quarters ended March 31, 2014, June 30, 2014, and September 30, 2014, respectively;

•                  Reduced (increased) net income (loss) attributable to controlling interests by $0.3 million, $0.4 million and $0.4 million for the quarters ended March 31, 2014, June 30, 2014, and September 30, 2014, respectively;

•                  Reduced (increased) basic and diluted earnings (loss) per share by $0.02, ($0.04) and $0.03 for the quarters ended March 31, 2014, June 30, 2014, and September 30, 2014, respectively.

The calculations of EBITDAX included in the Company’s previously filed consolidated financial statements for the first three quarters of 2014 remain unchanged as a result of the restatements set forth herein.

The Company is assessing the impact of this error and potential remedial actions relating to accounting controls and staffing.

The chairman of the audit committee of the board of directors of Jones has discussed the foregoing matters with Jones’ independent registered public accounting firm, PricewaterhouseCoopers LLP, and with the remaining members of the audit committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

JONES ENERGY, INC.

Date: February 25, 2015	By:	/s/ Robert J. Brooks
Robert J. Brooks
Executive Vice President and Chief Financial Officer